Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114911 on Form S-8 of NextEra Energy, Inc. of our report dated June 26, 2012 appearing in this Annual Report on Form 11-K of NextEra Energy, Inc. Bargaining Unit Employee Retirement Savings Plan for the year ended December 31, 2011.

Crowe Horwath LLP

Columbus, Ohio

June 26, 2012